As filed with the Securities and Exchange Commission on May 29, 2014

SEC File No. 333-195550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HomeStreet, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-0186600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 2000

Seattle, Washington 98101

(206) 623-3050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Godfrey B. Evans

General Counsel

HomeStreet, Inc.

601 Union Street, Suite 2000

Seattle, Washington 98101

(206) 623-3050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marcus J. Williams

Donna M. Cochener

Davis Wright Tremaine LLP

1201 Third Avenue

Suite 2200

Seattle, Washington 98101

Tel. (206) 622-3150

Fax (206) 628-7699

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Units
Warrants
Rights
Total			$125,000,000	$16,100.00 (5)

(1)	This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of senior debt securities and subordinated debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of one or more series, such indeterminate number of rights to purchase common stock, preferred stock and/or debt securities of one or more series, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, debt securities, warrants and/or rights in any combination as shall have an aggregate initial offering price not to exceed $125,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Previously paid.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 filed by HomeStreet, Inc. on April 29, 2014 (the “Prior Filing”) is being filed solely to amend Item 16 and Item 17 of Part II of the Prior Filing as set forth below. No changes have been made to Part I or Items 14 or 15 of Part II of the Prior Filing. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits.

1.1**	Underwriting Agreement

4.1	Second Amended and Restated Articles of Incorporation of HomeStreet, Inc.(1)

4.2	Articles of Amendment to Second Amended and Restated Articles of Incorporation of HomeStreet (2)

4.3	Second Amended and Restated Bylaws of HomeStreet, Inc. (3)

4.4	Form of Common Stock Certificate (4)

4.5**	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.6**	Form of Common Stock Warrant Agreement and Warrant Certificate

4.7**	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.8**	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.9*	Form of Senior Debt Indenture between the registrant and one or more trustees to be named

4.10*	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named

4.11**	Form of Senior Note

4.12**	Form of Subordinated Note

4.13**	Form of Rights Agreement and Rights Certificate

4.14**	Form of Unit Agreement

5.1*	Opinion of Davis Wright Tremaine LLP

12.1*	Statement Re: Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended

*	Previously filed

**	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

***	To be filed separately under the electronic form type 305B2, if applicable.

(1)	Filed as an exhibit to HomeStreet, Inc.’s Amendment No. 4 to Registration Statement on Form S-1 (SEC File No. 333-173980) filed on July 26, 2011, and incorporated herein by reference.

(2)	Filed as an exhibit to HomeStreet, Inc.’s Current Report on Form 8-K (SEC File No. 001-35424) filed on October 25, 2012, and incorporated herein by reference.

(3)	Filed as an exhibit to HomeStreet, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (SEC File No. 333-173980) filed on July 8, 2011, and incorporated herein by reference.

(4)	Filed as exhibit to HomeStreet, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (SEC File No. 333-173980) filed on August 9, 2011, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant also hereby undertakes that:

(a)	For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on this 29th day of May 2014.

HomeStreet, Inc.

By:	/s/ Mark K. Mason
Name:	Mark K. Mason

Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 29, 2014.

Signature	Title

/s/ David A. Ederer	Chairman of the Board
David A. Ederer

/s/ Mark K. Mason	Director, President & Chief Executive Officer (Principal Executive Officer)
Mark K. Mason

/s/ Cory D. Stewart	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)
Cory D. Stewart

/s/ Scott M. Boggs	Director
Scott M. Boggs

/s/ Victor H. Indiek	Director
Victor H. Indiek

/s/ Thomas E. King	Director
Thomas E. King

/s/ George Kirk	Director
George Kirk

/s/ Michael J. Malone	Director
Michael J. Malone

/s/ Douglas I. Smith	Director
Douglas I. Smith

/s/ Bruce W. Williams	Director
Bruce W. Williams